UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 4, 2019

Elastic N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-38675	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 West El Camino Real, Suite 350

Mountain View, California 94040

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 458-2620

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 8, 2019, Elastic N.V., a Dutch public limited company (naamloze vennootschap) (“Elastic” or the “Company”), completed its previously announced acquisition (the “Merger”) of Endgame, Inc., a Delaware corporation (“Endgame”), pursuant to that certain Agreement and Plan of Reorganization, dated as of June 5, 2019, (the “Merger Agreement”), by and among Elastic, Avengers Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of Elastic (“Merger Sub”), Endgame, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the securityholders of Endgame (the “Securityholder Representative”).

Pursuant to the terms of the Merger Agreement, at the closing of the Merger (the “Effective Time”), Elastic acquired Endgame for a total purchase price of approximately $234 million, subject to customary adjustments. Elastic paid the purchase price through (i) the issuance of 2,218,694 ordinary shares, par value €0.01 per share, of Elastic (the “Elastic Ordinary Shares”), in respect of Endgame’s outstanding capital stock, warrants, convertible notes, and certain retention awards, (ii) the cash repayment of Endgame’s outstanding indebtedness of approximately $20.4 million, (iii) the assumption of Endgame’s outstanding options, (iv) a $350,000 cash deposit to fund an expense fund for the fees and expenses of the Securityholder Representative, and (v) the cash payment of Endgame’s transaction expenses of approximately $5.9 million. Each share of Elastic Ordinary Shares issued in the Merger was valued at $89.3836 (an amount equal to equal to the volume weighted average price per share rounded to four decimal places (with amounts 0.00005 and above rounded up) of the Elastic Ordinary Shares on the New York Stock Exchange for the twenty (20) consecutive trading days ending with the complete trading day ending five (5) trading days prior to the date upon which the Merger is consummated). No fractional shares of Elastic Ordinary Shares will be issued in the Merger, and holders of Endgame did not receive any consideration in lieu of any such fractional shares. Elastic Ordinary Shares that will be issued in the Merger are listed on the New York Stock Exchange.

At the Effective Time, Endgame options were converted into corresponding equity awards in respect of Elastic Ordinary Shares based on the Stock Award Exchange Ratio (as defined in the Merger Agreement), with the awards retaining the same vesting and other terms and conditions as in effect immediately prior to consummation of the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) On October 4, 2019, Elastic held an extraordinary general meeting of shareholders (the “Extraordinary Meeting”) to consider and vote on a proposal to approve the resolution of the board of directors of Elastic that Elastic shall (i) enter into the Merger Agreement, pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into Endgame, with Endgame surviving the Merger as a wholly-owned subsidiary of Elastic, and (ii) approve the transactions contemplated by the Merger Agreement, including the Merger and the issuance of Elastic Ordinary Shares to the securityholders of Endgame pursuant to the Merger (such proposal, the “Elastic Merger and Share Issuance Approval Proposal”).

As of the close of business on September 6, 2019, the record date for the Extraordinary Meeting (the “Record Date”), there were 77,228,113 ordinary shares of Elastic issued and outstanding and entitled to vote at the Extraordinary Meeting. As of the Record Date, there were no preferred shares of Elastic issued and outstanding. At least one-third of the issued Elastic shares were present or represented at the Extraordinary Meeting with respect to the proposal below, constituting a quorum for purposes of the proposal.

(b) The certified results of the matter voted on at the Extraordinary Meeting are set forth below.

Proposal No. 1 – Approval of the Elastic Merger and Share Issuance Approval Proposal:

For	Against	Abstain	Broker Non-Votes
48,801,224	12,981	185,478	0

Based on the votes set forth above, the shareholders approved the Elastic Merger and Share Issuance Approval Proposal.

Item 8.01.	Other Events.

On October 8, 2019 the Company issued a press release announcing that it had completed the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statement of Businesses Acquired.

The financial statements required by Item 9.01(a) of this Current Report on Form 8-K will be filed by amendment to this Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)    Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit	Description

2.1	Agreement and Plan of Reorganization, dated as of June 5, 2019, by and among Elastic N.V, Avengers Acquisition Corp., Endgame, Inc. and Shareholder Representative Services LLC, solely in its capacity as the representative of the securityholders of Endgame. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Elastic N.V. on June 5, 2019)

99.1	Press Release dated October 8, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2019

ELASTIC N.V.

By:	/s/ Janesh Moorjani
Name:	Janesh Moorjani
Title:	Chief Financial Officer